SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]


Check the appropriate box:

[ ]    Preliminary proxy statement.
[ ]    Definitive proxy statement.
[ ]    Definitive additional materials.
[X]    Soliciting material under Rule 14a-12.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

                           THE NEW GERMANY FUND, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.


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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

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                           THE NEW GERMANY FUND, INC.
                                 345 PARK AVENUE
                            NEW YORK, NEW YORK 10154

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April 21, 2006


         An article published today by Dow Jones Newswires, entitled "Tales of the Tape: Row Over New Germany Fund Intensifies" included the following passage containing statements attributed to Robert Wadsworth, a director of The New Germany Fund, Inc.:

         Robert Wadsworth, an independent director of New Germany Fund, said the fund believes it's a good idea that the directors should know about the country New Germany invests in. "There are thousands of people who would be eligible; this isn't narrowly defined," he said, adding he doesn't understand why the fund would come under attack given such strong performance.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS THAT THE FUND WILL FILE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

STOCKHOLDERS AND OTHER INTERESTED PARTIES MAY OBTAIN, FREE OF CHARGE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND OTHER RELATED DOCUMENTS FILED BY THE FUND AT THE SEC'S WEBSITE (HTTP:/WWW.SEC.GOV). THE DEFINITIVE PROXY STATEMENT AND OTHER RELATED DOCUMENTS FILED WITH THE SEC MAY ALSO BE OBTAINED BY A STOCKHOLDER FROM THE FUND FREE OF CHARGE. SUCH REQUESTS SHOULD BE DIRECTED BY MAIL TO THE NEW GERMANY FUND, INC., C/O DEUTSCHE ASSET MANAGEMENT, 345 PARK AVENUE, NYC20-2799, NEW YORK, NEW YORK 10154 OR BY TELEPHONE TO 1-800-437 6269.